Exhibit 10.21

IN ACCORDANCE WITH ITEM 601(B)(10)(IV) OF REGULATION S-K, CERTAIN IDENTIFIED INFORMATION HAS BEEN OMITTED FROM THE EXHIBIT BECAUSE IT IS BOTH (1) NOT MATERIAL AND (2) THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. [*] INDICATES THAT INFORMATION HAS BEEN REDACTED.

African Uganda Industrial Park Cooperation Agreement

Agreement No.: TTBSM20220323

Signing place: Shenzhen, China

Party A: Tiantang Group (hereinafter referred to as Party A)

Unified social credit code: [*]

Legal Representative: Zhigang Zhang

Registered address: 2F, Lugogo Plaza, Plot 62b, Lugogo Bypass Road, Kampala, Uganda

Contact: Jiakun Wang

Email: [*]

Tel: [*]

Party B: Shenzhen Bestman Precision Instrument Co., Ltd. (hereinafter referred to as Party B)

Unified social credit code: [*]

Legal Representative: Yong Bai

Registered address: Floor 8, Yifang Building, No.315 Shuangming Avenue, Guangming Street, Guangming District, Shenzhen

Contact: Wenting Yuan

Email: [*]

Tel: [*], [*]

Party C: Zhigang Zhang

ID number: [*]

Tel: [*]

Email: [*]

Address: [*]

Through negotiation, both parties agree to build an industrial park for Uganda's national high-end medical equipment manufacturing, sales, service and big data health projects. To introduce the mature R&D products and technologies of listed companies (or in the process of listing), and to produce on a large scale to meet the growing demand of health level in Uganda and East Africa markets; The goal is to improve the supply and service level of medical and health care and professional equipment in East Africa and the whole African continent.

Whereas:

1. Party A is Tiantang Group, a legally existing company in Uganda. Tiantang Group is a diversified and comprehensive large-scale Chinese enterprise group located in Uganda. Its business involves hotel catering and tourism, manufacturing, real estate development, mineral development, machinery trade, security services and other fields. At present, it has 20 wholly-owned subsidiaries in Uganda and is a large-scale manufacturing enterprise in East Africa.

2. Party B is Shenzhen Baseman Precision Instrument Co., Ltd., founded in 2001 in Shenzhen, China. It is one of the top ten brands of Fetal Heart, a well-known brand in the field of fetal monitoring in China, and a global leading brand in the field of Doppler blood flow detector. It is a high-tech medical device company with independent research and development, production and sales.

At present, the products mainly include: ultrasonic Doppler blood flow detector series, ultrasonic Doppler fetal heart sound instrument series, transfusion warmer series, fetal/maternal monitor series, syringe destructor series, enteral nutrition pump, insulin refrigerator, vein finder, breast self-examination instrument, medical infrared thermometer, ultrasonic beauty instrument, intelligent disinfection vehicle, etc. The company's R&D team is mainly composed of well-known researchers, returnees' masters and doctors, and its scientific research force is very strong. After years of efforts, the "ultrasonic Doppler blood flow detector" has been carefully developed. The company has passed ISO 9001 international quality management system certification and ISO 13485 international quality management system certification for medical devices. Some products have passed CE certification of EU and FDA certification of USA. The products are sold all over the country and have been exported to 98 countries and regions such as Europe, America, Oceania, Africa, the Middle East and Southeast Asia.

3. Party C is the legal person in charge of Party A within the territory of the People's Republic of China, and bears all responsibilities for the rights and obligations that Party A should enjoy in performing this agreement.

4. After sufficient feasibility demonstration and investigation, both parties agreed to jointly establish a joint venture company. On the basis of mutual benefit, the two sides will form a long-term common development alliance with unified resource integration advantages, so as to obtain good social benefits and investment returns. Therefore, the framework agreement of this cost is reached through friendly consultation between both parties.

Ⅰ. Project Subject

1. Party A, Party B and Party C agree to jointly set up a joint venture company, and take the joint venture company as the main body of the project development and investment. The joint venture company is required to complete the registration in Uganda in April this year.

2. Party B agrees to use Party B's existing relevant business qualifications, licenses, technologies, equipment, etc. to jointly set up the company with Party A. To ensure the interests of both parties, Party A and Party C shall not cooperate with any other third party in Uganda to carry out the same or similar projects with Party B, including the introduction of medical devices, joint venture, investment and development of medical device projects, etc.

Ⅱ. Scope of Cooperation

The industrial park is located in the Sino Uganda Mbale Industrial Park. The specific name, construction scale and investment amount of the industrial park shall be subject to the actual investment agreement signed by Party A and Party B after being signed and sealed.

Ⅲ. Approaches to cooperation

1.The cooperation in the industrial park is in the form of a joint venture company (the name of the company is finally subject to the name registered and approved in industrial and commercial registration, Uganda, hereinafter referred to as the joint venture company).

2.	(1) Party A shall be responsible for as the of the joint venture;

(2) Party B shall be responsible for               as the               of the joint venture;

(3) Party C, as the joint and several responsible person of Party A, is responsible for unlimited joint and several liability for the debts and liabilities for breach of contract that Party A should bear.

3. Party A holds 15% of the shares in the joint venture company, and is responsible for providing the 10,000-square-meter factory building located in Sino Uganda Mbale Industrial Park (USD 3 per square meter per month, with a 2-year rent as a share (tentative)), relevant infrastructure and office facilities, and the three links and one leveling of the joint venture company (the shares held are subject to the actual investment amount) to ensure the landing of the industrial park and subsequent production.

4. Party B holds 85% of the shares in the joint venture company, and is responsible for providing the production equipment, technology, marketing and company management required by the project (the shares held shall be subject to the actual investment amount).

5. Other investments required by the future development of this industrial park in Uganda will be invested by Party A and Party B according to the above equity ratio.

6. The industrial park belongs to the investment cooperation of Chinese enterprises, and it should enjoy the corresponding preferential policies in terms of taxation. After registration, the industrial park can enjoy Uganda's tax-free preferential policy for ten years. Party A shall fully assist in developing marketing channels in the six countries, including the introduction of procurement policies by Uganda government. (Party A provides Annex I: Tax concessions for Uganda)

7. Income distribution: according to the Articles of Association and partnership documents, it shall be implemented separately.

Ⅳ. Declarations and Warranties

1. Both parties signing this agreement make the following statements and guarantees:

(1) Party A, Party B and Party C are independent civil subjects and have legal rights or authorization to sign this agreement.

(2) The funds, technologies, business plans and other data and documents invested by Party A, Party B and Party C are the legal property and intellectual property owners owned by Party A, Party B and Party C, without any rights defects; Otherwise, this party shall continue to undertake the obligation to supplement the investment funds, correct the technical and data rights defects and all legal responsibilities.

(3) The documents and materials submitted by Party A, Party B and Party C to the Company are true, accurate and effective.

(4) Party A, Party B and Party C shall not damage the legal rights of the company or the other partner. Otherwise, the other partner has the right to pursue the other partner's liability for breach of contract.

2. Rights and obligations of both parties:

(1) Rights of partners:

①  Keep abreast of the company's work progress;

②  Get dividends and other forms of benefit distribution according to the share of equity held by them;

(3) Supervise the company's business behavior, and make suggestions or inquiries;

④  exercise voting rights according to the share of equity held by them;

⑤  Transfer the equity held in accordance with laws, regulations and the Articles of Association;

⑥  Obtain relevant information in accordance with laws and articles of association;

⑦  When the company is terminated or liquidated, participate in the distribution of the remaining property of the company according to this agreement;

⑧  Other rights conferred by laws, administrative regulations and the Articles of Association.

(2) Obligations of partners:

①  If the company suffers losses due to the partner's intention or negligence, the partner shall be liable for compensation to the company;

②  Partners shall not withdraw their capital contribution or engage in other malicious acts of reducing the company's capital without the consent of the other partner;

③  In the course of the company's operation, the partners shall undertake the obligations of sponsors in accordance with the relevant national laws and regulations and the relevant provisions of the company's articles of association;

④  During the operation period, the company strictly abides by the principle of constant capital, and the registered capital shall not be reduced except in special circumstances. If it is necessary, it must be agreed by Party A, Party B and Party C and filed with the administrative department for industry and commerce.

⑤  During the operation period of the company, if one partner intentionally or grossly neglects to cause losses to the company or other partners, it shall be liable for compensation to the company or other partners.

Rights and responsibilities of Party A:

1. Cooperate with the establishment of the company to ensure the smooth progress of product registration access, customs filing and tax system.

2. Be responsible for docking government relations, docking the whole African region, establishing necessary political and business relations and marketing channels, and maintaining public relations.

Rights and responsibilities of Party B:

1, the introduction of brand, responsible for coordinating the industrial park manufacturing, management and operation.

2. R&D, manufacturing and selling products.

Party C's rights and responsibilities:

1. As the communication bridge between the government and the industrial park.

2. Ensure that Party A completes its powers and responsibilities, connects with the government, and ensures that the core intellectual property rights, laws and tax systems in Africa are legal and compliant.

V. Confidentiality Obligations

(1) The trade secrets mentioned in this agreement, including but not limited to the price, quantity, payment method involved in this agreement, the other party's information exchanged by both parties in business contacts, and the information, data, sales price and reports of the cooperation projects involved, are the trade secrets of both parties. Both parties promise to keep the above-mentioned business secrets, and shall not disclose the above-mentioned business secrets to any third party in any way. If one party to the agreement reveals the above-mentioned trade secrets due to the behavior of the other party, it shall have the right to ask the other party to bear all economic losses and all legal responsibilities.

(2) The confidentiality clause is an independent clause, which is valid for a long time regardless of whether this agreement is signed, changed, dissolved or terminated.

(3) The subjects involved in this clause are Party A, Party B and Party C, including but not limited to their branches, subsidiaries, other companies involved in operation and management as partners, companies with the same or similar business with the partners of both companies, and all employees who may be involved in the content of this agreement.

VI. Liability for Breach of Contract

(1) If this agreement cannot be performed or fully performed due to the fault of one party to the agreement (including but not limited to the fact that the joint venture company is not established according to law, the joint venture company is not allowed to engage in local cooperation matters according to law, and the joint venture company cannot continue to operate due to the fault of one partner), the fault party shall be liable for damages to the non-fault party at an annual interest rate of 14.8% from the date when both parties sign this agreement to the date when this agreement cannot be performed.

(2) Party A, Party B and Party C shall regulate the business operation of the enterprise in accordance with the Company Law of the People's Republic of China and relevant systems. If either party violates this agreement and causes losses to the interests of the joint venture company, it shall bear the corresponding compensation liability to the joint venture company.

(3) If Party B's expenses (including but not limited to attorney's fees, legal fees, announcement fees, preservation fees, guarantee fees, appraisal fees and auction evaluation fees) incurred to safeguard its own legitimate rights and interests due to Party A's breach of contract shall be borne by Party A.

(4) As Party C is the person in charge of Party A within the territory of the People's Republic of China, when Party A is unable or refuses to undertake the liability for breach of contract agreed under this agreement, Party B may simultaneously ask Party C to undertake the corresponding contractual obligations, liability for breach of contract or economic compensation. Party C shall unconditionally bear unlimited joint and several liability for the debts borne by Party A..

VII. Termination of the Agreement

In case of any of the following circumstances, this agreement may be terminated in advance.

1. The joint venture company is unable to continue its business due to serious losses.

2. Due to force majeure events, such as serious natural disasters or wars, the joint venture company cannot continue its business.

3. All parties agree to terminate this agreement in advance through consultation.

4. The termination of this agreement must be in writing and come into effect after being signed by the legal person or authorized representatives of both parties.

VIII. Application of Law and Dispute Resolution

1. This Agreement shall be governed by and construed in accordance with the laws of the People's Republic of China;

2. Any dispute arising from the performance of this Agreement shall be settled by both parties through friendly negotiation; If negotiation fails, Party A, Party B and Party C may bring a lawsuit to the people's court where Party B is located.

IX. Mode of service

1. Address of service:

(1) Both parties confirm that their respective addresses for receiving contract agreements or legal documents are as follows:

Contact person of Party A: Jiakun Wang	Tel: [*]

Address: [*]

Email: [*]

Contact person of Party B: Yong Bai	Tel: [*]

Address: Floor 8, Yifang Building, No.315 Shuangming Avenue, Guangming Street, Guangming District, Shenzhen

Email: [*]

Party C's contact person: Zhigang Zhang	Tel: [*]

Address: [*]

Email: [*]

(2) If the above address is changed, the changing party shall notify the other party of the change in writing within 3 days from the date of the change.

(3) All parties to the agreement know that the written notice documents, business letters and litigation documents have not been actually received by the parties due to inaccurate service addresses and contact information provided or confirmed by each party, or failure to inform the other party in time according to procedures after the change of service addresses, or refusal of the parties and the designated receiver to sign for them. If it is delivered by post, the date of return of the document shall be regarded as the date of delivery; If it is delivered directly, the date on which the person who delivered it recorded the information on the service receipt on the spot shall be regarded as the date of delivery.

X. Other Matters

1、Other matters not mentioned in the establishment of the joint venture company and the implementation of the industrial park (such as buying land and building factories in mbale Industrial Park, China and Ukraine) shall be agreed by both parties in a supplementary agreement.

2、Any modification, supplement and change of this agreement shall be determined in written form after the consensus of the three investment parties, and become effective after being signed by the legal person or authorized representatives of the three parties.

3、After the signing of this agreement, all compliant legal documents formed, signed and attached according to the provisions of this agreement shall constitute annexes to this agreement.

4、The termination of this agreement shall be in writing.

5、This agreement is made in duplicate, one for Party A, Party B and Party C respectively, with the same legal effect.

6、This agreement shall come into force as of the date when the authorized representatives of the three parties sign or affix their official seals.

7、This agreement is valid for two years, from _ _ _ _ _ to _ _ _ _ _ _ _ the cooperation period of the cooperation scheme agreed in this agreement; If Party A and Party B do not send a written termination agreement to the other party 30 days before the expiration of the term and terminate the cooperative relationship through negotiation, this agreement will be automatically renewed for two years.

(There is no text below)

Party A (seal):
Legal representative or authorized client (signature):	/s/ Zhigang Zhang
Date: 2022.3.23
(affixed with corporate seal)

Party B (seal):
Legal representative or authorized client (signature):	/s/ Yong Bai
Date: 2022.3.23
(affixed with corporate seal)

Party C (signature and seal):	/s/ Zhigang Zhang
Date: 2022.3.23